Exhibit 99

News Release

 For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports Preliminary

Fourth-Quarter and Full-Year 2014 Financial Results

Fourth-quarter 2014

•	Revenue increased 8 percent to $577 million with growth in all segments
•	Net income of $20 million or $0.15 per share versus net loss of $18 million or $0.20 per share a year ago
•	Adjusted net income(1) of $32 million or $0.23 per share versus $9 million or $0.09 per share
•	Adjusted EBITDA(2) increased 28 percent to $114 million

MEMPHIS, TENN, — February 26, 2015  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced preliminary unaudited fourth-quarter and full-year 2014 results. The company reported fourth-quarter 2014 revenue of $577 million, an increase of 8 percent compared to the same period in 2013.  The company reported full-year 2014 revenue of $2.5 billion, an increase of 7 percent compared to the previous year. Both the full-year and fourth-quarter increases in revenue were driven by the acquisition of Home Security of America, Inc. (“HSA”), an increase in sales of new services at Terminix, and accelerated organic growth at American Home Shield.

The company reported fourth-quarter 2014 net income of $20 million or $0.15 per share versus a net loss of $18 million or $0.20 per share in the same period in 2013.

Including a  $100 million loss from discontinued operations associated with goodwill and trade name impairment charges at TruGreen, a subsidiary which the company spun-off on January 14, 2014, the company reported a full-year 2014 net loss of $57 million, or $0.50 per share. The net loss in 2014 also includes a loss on extinguishment of debt of $65 million and consulting agreement termination fees of $21 million in conjunction with the company’s initial public offering. This compares to a net loss of $507 million, or $5.49 per share for the full-year 2013, which included a loss of $549 million from discontinued operations associated with TruGreen.

The company reported fourth-quarter 2014 adjusted net income of $32 million, or $0.23 per share versus $9 million, or $0.09 per share, in the same period in 2013.  Full-year 2014 adjusted net income was $167 million or $1.47 per share compared to $82 million or $0.89 per share for the full-year 2013.  Earnings per share and other share data for the fourth-quarter and full-year 2014 ended December 31, 2014 contained in this release reflect the 41.3 million shares issued by the company on July 1, 2014, in conjunction with its initial public offering.

The company reported fourth-quarter 2014 Adjusted EBITDA of $114 million, an increase of $25 million or 28 percent compared to the same period in 2013.  The increase was primarily driven by the impact of higher revenue and operating cost savings, partially offset by higher marketing spend at AHS during the quarter.  Full-year Adjusted EBITDA was $557 million compared to $450 million for the full-year 2013.

Rob Gillette, ServiceMaster’s chief executive officer, noted “an increase in sales of new services at Terminix,  combined with direct-to-consumer sales growth at American Home Shield, and improved operating efficiencies, drove revenue and Adjusted EBITDA growth in the fourth-quarter versus the prior year. Our results reflect the strides we’ve made in bringing solutions and services to our customers that add value, and protect and maintain their homes and businesses.” Gillette said, “Our vision is to be the leading provider of essential residential and commercial services, backed by a network of employees, franchise owners, contractors and technicians who are empowered to deliver world-class customer service.”

Preliminary Consolidated Performance

	Three Months Ended December 31,				Year Ended December 31,
$ millions	2014	2013	B/(W)		2014	2013	B/(W)
Revenue	$577	$533	$44		$2,457	$2,293	$164
YoY growth			8.4%				7.2%
Gross Margin	262	237	25		1,159	1,073	86
% of revenue	45.4%	44.5%	0.9	pts	47.2%	46.8%	0.4	pts
SG&A	(163)	(165)	2		(668)	(691)	23
% of revenue	28.2%	30.9%	2.7	pts	27.2%	30.2%	3.0	pts
Income (Loss) from Continuing Operations before Income Taxes	36	(2)	38		84	86	(2)
% of revenue	6.2%	(0.3)%	6.5	pts	3.4%	3.7%	(0.3)	pts
Income (Loss) from Continuing Operations	22	(2)	24		43	42	1
% of revenue	—%	—%	—	pts	1.8%	1.8%	—	pts
Net Income (Loss)	20	(18)	38		(57)	(507)	450
% of revenue	3.4%	(3.4)%	6.8	pts	(2.3)%	(22.1)%	19.8	pts
Adjusted Net Income(1)	32	9	23		167	82	85
% of revenue	5.5%	1.6%	3.9	pts	6.8%	3.6%	3.2	pts
Adjusted EBITDA(2)	114	89	25		557	450	107
% of revenue	19.8%	16.7%	3.1	pts	22.7%	19.6%	3.1	pts
Pre-Tax Unlevered Free Cash Flow(3)	139	107	32		525	428	97

Preliminary Information for Continuing Operations

	Three Months Ended December 31, 2014					Year Ended December 31, 2014
		B/(W)	Adjusted	B/(W)			B/(W)	Adjusted	B/(W)
$ millions	Revenue	vs. PY	EBITDA	vs. PY		Revenue	vs. PY	EBITDA	vs. PY
Terminix	$321	$23	$62	$19		$1,370	$60	$309	$43
YoY growth / % of revenue		7.8%	19.2%	4.7	pts		4.6%	22.6%	2.2	pts
American Home Shield	191	18	35	4		828	88	179	34
YoY growth / % of revenue		10.7%	18.3%	0.4	pts		11.9%	21.6%	2.0	pts
Franchise Services Group	64	3	20	(1)		253	17	78	—
YoY growth / % of revenue		5.4%	30.9%	(3.6)	pts		7.3%	30.8%	(2.4)	pts
Other Operations & HQ(4)	2	—	(2)	4		7	(1)	(9)	31
Total	$577	$45	$114	$25		$2,457	$164	$557	$107
YoY growth / % of revenue		8.4%	19.8%	3.1	pts		7.2%	22.7%	3.1	pts

A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to pre-tax unlevered free cash flow, are set forth below in this press release.

Terminix

Terminix, which provides termite and pest control services to residential and commercial customers and distributes pest control products, reported an 8 percent revenue increase in the fourth-quarter of 2014 compared to the fourth-quarter of 2013.  The revenue increase was primarily driven by increased sales of new services and improved pricing, partially offset by lower demand for traditional termite services.  Adjusted EBITDA increased 43 percent or $19 million versus prior year, driven primarily by the flow-through effect of higher revenue, and the non-recurrence of $7 million of 2013 charges.

For the full-year, revenue increased 5 percent, driven by lower demand for traditional termite services which were more than offset by the introduction of new services (mosquito, wildlife exclusion, crawl space encapsulation), improved pricing, favorable product mix, and an increase in insulation services. Adjusted EBITDA increased 16% or $43 million for the full-year 2014, driven by the flow-through effect of higher revenue and the non-recurrence of $4 million of 2013 charges.

American Home Shield

American Home Shield, which provides home warranties for household systems and appliances, reported an  11 percent revenue increase in the fourth-quarter of 2014 compared to the fourth-quarter of 2013, driven by the acquisition of HSA, higher customer count,  and favorable product mix, partially offset by timing within the year of contract revenue. Adjusted EBITDA increased 13 percent or $4 million versus prior year, primarily reflecting the acquisition of HSA, organic growth and improved operating efficiencies,  partially offset by the in-year timing of revenue and an increase in marketing in the direct-to-consumer channel.

For the full-year, American Home Shield revenue increased 12 percent, driven by the acquisition of HSA, higher customer counts, and favorable product mix. Adjusted EBITDA increased 23 percent or $34 million, driven by the acquisition of HSA, organic growth, improved operating efficiency and lower claim volume, partially offset by an increase in marketing investment.

Franchise Services Group

The Franchise Services Group, which provides residential and commercial disaster restoration, janitorial, residential cleaning, furniture repair and home inspection services, reported a 5 percent revenue increase in the fourth-quarter of 2014 compared to the fourth-quarter of 2013.  The revenue increase was driven primarily by an increase in low margin janitorial national account revenue, partially offset by lower royalty fees. Adjusted EBITDA decreased 6 percent or $1 million versus prior year, primarily reflecting the revenue mix impact.

For the full-year, the Franchise Service Group revenue increased 7 percent, driven primarily by an increase in low margin janitorial national accounts revenue and royalty fees.  Adjusted EBITDA was flat as the flow-through effect of higher revenue was offset by other miscellaneous expenses.

Corporate

Adjusted EBITDA improved $4 million in the fourth-quarter of 2014 versus prior year, primarily due to the transition of certain costs to TruGreen and other cost reduction initiatives, partially offset by insurance related expenses.

For the full-year,  Adjusted EBITDA increased $31 million, primarily reflecting the transition of certain costs to TruGreen and other cost reduction initiatives, partially offset by insurance related expenses.

Cash Flow

For the year ended December 31, 2014, net cash provided from operating activities from continuing operations increased $45 million to $253 million compared to $208 million for the year ended December 31, 2013.

Net cash used for investing activities from continuing operations was $56 million in 2014, compared to $70 million in 2013.

Pre-tax unlevered free cash flow(3) was $525 million for the year ended December 31, 2014, compared to $428 million for the year ended December 31, 2013.

Net cash used for financing activities from continuing operations was $277 million for the year ended December 31, 2014, compared to $78 million for the year ended December 31, 2013.  On July 1, 2014, the company received proceeds of $1,825 million from the new term loan facility and $663 million of net proceeds related to the issuance of common stock in its initial public offering. Also, in connection with the initial public offering, principal payments on debt of $2,660 million were made from such proceeds and available cash, and $42 million of available cash was used to pay debt issuance costs of $24 million and to pay the original issue discount of $18 million in connection with the new term loan facility.

Alan Haughie, ServiceMaster’s chief financial officer, stated “Cash flow from operations remains strong. Pre-tax unlevered free cash flow was $139 million in the fourth-quarter of 2014 compared to $107 million in the fourth-quarter of 2013. As we look to 2015, we will continue to focus on our goal to pay down debt and de-lever our balance sheet.”

Other Matters

On February 10, 2015, certain selling stockholders, including investment funds sponsored by, or affiliated with, Clayton, Dubilier & Rice, LLC, the company’s principal stockholder, sold 25 million shares of common stock in a secondary offering. On February 13, 2015, the underwriters of the secondary offering exercised their option to purchase an additional 3.75 million shares of common stock pursuant to the underwriting agreement. The company did not receive any proceeds from the sale of the aggregate 28.75 million shares of common stock by the selling stockholders.

On February 17, 2015, the company redeemed $190 million of the 8% Senior Notes due 2020. The company expects to record in the first quarter of 2015 a $13 million loss on the extinguishment debt, of which $11 million is a pre-payment premium on the 8% Senior Notes.

Full-Year 2015 Outlook

For the full-year 2015, the company anticipates that revenue will be between $2,550 million and $2,590 million, a 4 percent to 5 percent increase compared to 2014.  Adjusted EBITDA is anticipated to be at least $610 million for the full-year 2015, an increase of approximately 10 percent compared to 2014.

Fourth-Quarter and Full-Year 2015 Earnings Conference Call

The company will discuss its fourth-quarter and full-year 2014 operating results during a conference call at 8 a.m. central time today,  February 26, 2015. To participate on the conference call, interested parties should call 800.706.9302 (or international participants, 303.223.2688). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page at www.servicemaster.com.

The call will be available for replay until March 28, 2015. To access the replay of this call, please call 800.633.8284 and enter reservation number 21737347 (international participants: 402.977.9140, reservation number 21761951). Or you can review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes Terminix (termite and pest control), American Home Shield (home warranties), ServiceMaster Restore (disaster restoration), ServiceMaster Clean (janitorial), Merry Maids (residential cleaning), Furniture Medic (furniture repair) and AmeriSpec (home inspections). The company is headquartered in Memphis, Tenn.  Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or facebook.com/TheServiceMasterCo.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with, restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which are not measures of financial condition or profitability. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See Non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, Adjusted net income and Pre-Tax Unlevered Free Cash Flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined by the company as income (loss) from continuing operations before: amortization expense; impairment of software and other related costs; consulting agreement termination fees; restructuring charges; management and consulting fees; loss on extinguishment of debt; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income (loss) from continuing operations before: depreciation and amortization expense; non-cash impairment of software and other related costs; non-cash stock-based compensation expense; restructuring charges; management and consulting fees; consulting agreement termination fees; provision (benefit) for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses.  The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Pre-Tax Unlevered Free Cash Flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: cash paid for interest expense; call premium paid for retirement of debt; cash paid for income taxes, net of refunds; cash paid for restructuring charges; cash paid for management and consulting fees; cash paid for consulting agreement termination fees; cash paid for impairment of software and other related costs; and gain on sales of marketable securities, (ii) less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$577	$533	$2,457	$2,293
Cost of services rendered and products sold	315	296	1,298	1,220
Selling and administrative expenses	163	165	668	691
Amortization expense	13	13	52	51
Impairment of software and other related costs	—	—	47	—
Consulting agreement termination fees	—	—	21	—
Restructuring charges	4	2	11	6
Interest expense	48	61	219	247
Interest and net investment income	(1)	(2)	(7)	(8)
Loss on extinguishment of debt	—	—	65	—
Income (Loss) from Continuing Operations before Income Taxes	36	(2)	84	86
Provision for income taxes	14	—	40	43
Equity in losses of joint venture	—	—	—	(1)
Income (Loss) from Continuing Operations	22	(2)	43	42
Loss from discontinued operations, net of income taxes	(2)	(16)	(100)	(549)
Net Income (Loss)	$20	$(18)	$(57)	$(507)
Total Comprehensive Income (Loss)	$13	$(19)	$(70)	$(507)
Weighted-average common shares outstanding - Basic	133.6	91.6	112.8	91.6
Weighted-average common shares outstanding - Diluted	135.3	91.6	113.8	92.2
Basic Earnings (Loss )Per Share:
Income (Loss) from Continuing Operations	$0.16	$(0.02)	$0.38	$0.46
Loss from discontinued operations, net of income taxes	(0.01)	(0.18)	(0.88)	(6.00)
Net Income (Loss)	0.15	(0.20)	(0.50)	(5.53)
Diluted Earnings (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.16	$(0.02)	$0.38	$0.46
Loss from discontinued operations, net of income taxes	(0.01)	(0.18)	(0.88)	(5.95)
Net Income (Loss)	0.15	(0.20)	(0.50)	(5.49)

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	December 31,	December 31,
	2014	2013
Assets:
Current Assets:
Cash and cash equivalents	$389	$484
Marketable securities	19	27
Receivables, less allowances of $25 and $26, respectively	441	394
Inventories	42	39
Prepaid expenses and other assets	44	56
Deferred customer acquisition costs	35	30
Deferred taxes	76	107
Assets of discontinued operations	—	76
Total Current Assets	1,044	1,213
Property and Equipment:
At cost	369	381
Less: accumulated depreciation	(233)	(204)
Net Property and Equipment	136	177
Other Assets:
Goodwill	2,069	2,018
Intangible assets, primarily trade names, service marks and trademarks, net	1,696	1,721
Notes receivable	26	22
Long-term marketable securities	88	122
Other assets	41	49
Debt issuance costs	34	41
Assets of discontinued operations	—	542
Total Assets	$5,134	$5,905
Liabilities and Shareholder’s Equity:
Current Liabilities:
Accounts payable	$84	$92
Accrued liabilities:
Payroll and related expenses	82	70
Self-insured claims and related expenses	92	78
Accrued interest payable	34	51
Other	51	55
Deferred revenue	514	448
Liabilities of discontinued operations	9	139
Current portion of long-term debt	39	39
Total Current Liabilities	905	972
Long-Term Debt	3,017	3,867
Other Long-Term Liabilities:
Deferred taxes	715	712
Liabilities of discontinued operations	—	162
Other long-term obligations, primarily self-insured claims	138	169
Total Other Long-Term Liabilities	854	1,043
Commitments and Contingencies
Shareholder’s Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 141,731,682 shares issued and 134,092,335 outstanding at December 31, 2014 and 98,915,432 shares issued and 91,669,470 outstanding at December 31, 2013)	2	1
Additional paid-in capital	2,207	1,523
Retained deficit	(1,720)	(1,390)
Accumulated other comprehensive income	(8)	7
Less common stock held in treasury, at cost (7,639,347 shares at December 31, 2014 and 7,245,962 shares at December 31, 2013)	(122)	(118)
Total Shareholder’s Equity	359	23
Total Liabilities and Shareholder’s Equity	$5,134	$5,905

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31,
	2014	2013
Cash and Cash Equivalents at Beginning of Period	$484	$418
Cash Flows from Operating Activities from Continuing Operations:
Net Loss	(57)	(507)
Adjustments to reconcile net loss to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	100	549
Equity in losses of joint venture	—	1
Depreciation expense	48	48
Amortization expense	52	51
Amortization of debt issuance costs	8	10
Impairment of software and other related costs	47	—
Loss on extinguishment of debt	65	—
Call premium paid on retirement of debt	(35)	—
Deferred income tax provision	29	33
Stock-based compensation expense	8	4
Gain on sales of marketable securities	(4)	(2)
Other	6	3
Change in working capital, net of acquisitions:
Receivables	(34)	(21)
Inventories and other current assets	(1)	(1)
Accounts payable	(1)	16
Deferred revenue	39	25
Accrued liabilities	1	(1)
Accrued interest payable	(17)	2
Accrued restructuring charges	3	(3)
Current income taxes	(3)	—
Net Cash Provided from Operating Activities from Continuing Operations	253	208
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(35)	(39)
Sale of equipment and other assets	2	1
Other business acquisitions, net of cash acquired	(58)	(32)
Notes receivable, financial investments and securities, net	35	—
Net Cash Used for Investing Activities from Continuing Operations	(56)	(70)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	1,825	1
Payments of debt	(2,698)	(53)
Discount paid on issuance of debt	(18)	(12)
Debt issuance costs paid	(24)	(6)
Contribution to TruGreen Holding Corporation	(35)	—
Repurchase of common stock and RSU vesting	(6)	(16)
Issuance of Common Stock	679	8
Net Cash Used for Financing Activities from Continuing Operations	(277)	(78)
Cash Flows from Discontinued Operations:
Cash (used for) provided from operating activities	(11)	39
Cash used for investing activities	(2)	(21)
Cash used for financing activities	(3)	(12)
Net Cash (Used for) Provided from Discontinued Operations	(15)	6
Cash (Decrease) Increase During the Period	(95)	66
Cash and Cash Equivalents at End of Period	$389	$484

The following table presents reconciliations of Income (Loss) from Continuing Operations to Adjusted Net Income for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2014	2013	2014	2013
Income (Loss) from Continuing Operations	$22	$(2)	$43	$42
Amortization expense	13	13	52	51
Impairment of software and other related costs	—	—	47	—
Consulting agreement termination fees	—	—	21	—
Restructuring charges	4	2	11	6
Management and consulting fees	—	2	4	7
Loss on extinguishment of debt	—	—	65	—
Tax impact of adjustments	(7)	(6)	(75)	(25)
Adjusted Net Income	$32	$9	$167	$82

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Pre-Tax Unlevered Free Cash Flow for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2014	2013	2014	2013
Net Cash Provided from Operating Activities from Continuing Operations	$122	$81	$253	$208
Cash paid for interest expense	21	25	220	232
Call premium paid on retirement of debt	—	—	35	—
Cash paid (received) for income taxes, net of refunds	1	(2)	12	9
Cash paid for restructuring charges	1	1	8	9
Cash paid for management and consulting fees	—	2	4	7
Cash paid for consulting agreement termination fees	—	—	21	—
Cash paid for impairment of software and other related costs	—	—	3	—
Gain on sales of marketable securities	—	1	4	2
Property additions	(6)	(1)	(35)	(39)
Pre-Tax Unlevered Free Cash Flow	$139	$107	$525	$428

The following table presents reconciliations of Adjusted EBITDA to Income (Loss) from Continuing Operations for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2014	2013	2014	2013
Terminix	$62	$43	$309	$266
American Home Shield	35	31	179	145
Franchise Services Group	20	21	78	78
Corporate	(2)	(6)	(9)	(39)
Adjusted EBITDA	$114	$89	$557	$450

Depreciation and amortization expense	(25)	(25)	(100)	(99)
Non-cash impairment of software and other related costs	—	—	(47)	—
Non-cash stock-based compensation expense	(3)	(1)	(8)	(4)
Restructuring charges	(4)	(2)	(11)	(6)
Management and consulting fees	—	(2)	(4)	(7)
Consulting agreement termination fees	—	—	(21)	—
Provision for income taxes	(14)	—	(40)	(43)
Loss on extinguishment of debt	—	—	(65)	—
Interest expense	(48)	(61)	(219)	(247)
Other non-operating expenses	1	—	1	(2)
Income (Loss) from Continuing Operations	$22	$(2)	$43	$42

The table below presents selected operating metrics related to renewable customer counts and customer retention for our Terminix and American Home Shield segments.

	As of December 31,
	2014	2013
Terminix
Reduction in Pest Control Customers	(1.0)%	(1.6)%
Pest Control Customer Retention Rate	79.5%	79.3%
Reduction in Termite Customers	(2.3)%	(2.3)%
Termite Customer Retention Rate	84.5%	85.1%
American Home Shield
Growth in Home Warranties(1)	14.8%	0.3%
Customer Retention Rate(1)	74.9%	74.3%

__________________________________

(1)

As of December 31, 2014, excluding the accounts acquired in the HSA acquisition, the growth in home warranties was five percent, and excluding all accounts of HSA, the customer retention rate for our American Home Shield segment was 76 percent.

Terminix Segment

Revenue by service line is as follows:

	Three Months Ended		Year Ended		% of
	December 31,		December 31,		Revenue
(In millions)	2014	2013	2014	2013	2014
Pest Control	$189	$182	$758	$731	55%
Termite and Other Services	114	100	542	508	40%
Other	18	16	70	70	5%
Total revenue	$321	$298	$1,370	$1,309	100%

Termite renewal revenue comprised 49 percent and 50 percent of total revenue from Termite and Other Services for the three months ended December 31, 2014 and 2013, respectively.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		Year Ended		% of
	December 31,		December 31,		Revenue
(In millions)	2014	2013	2014	2013	2014
Royalty Fees	$28	$29	$118	$115	47%
Company-Owned Merry Maids Branches	16	16	62	63	25%
Janitorial National Accounts	11	7	36	23	14%
Sales of Products	6	7	23	23	9%
Other	4	3	14	12	5%
Total revenue	$64	$61	$253	$236	100%